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                                                                   EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of SONICblue Incorporated for the registration of 16,286,208 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 2002, except for Note 16 as to which the date is February 19, 2002 with respect to the consolidated financial statements and schedule of SONICblue Incorporated included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

San Jose, California
May 22, 2002